UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2018

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)
1015 Penn Avenue
Suite 103
Wyomissing PA 19610
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 10, 2018, Customers Bancorp, Inc. (the “Company”) issued a press release announcing the Company’s intention to repurchase up to $15.8 million of common stock under its existing 2013 repurchase program. Under the terms of that program, shares could be repurchased at prices not to exceed a 20% premium over the book value per share of the Company’s common stock at the time the program was adopted. The Company’s board of directors has amended the terms of the program to allow purchases to be made at prices not to exceed the book value per share of the Company’s common stock at September 30, 2018. In addition, the Company’s board of directors has authorized the adoption of a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which allows repurchases to be effected under the 2013 repurchase program, as amended, during periods when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or legal restrictions. The amendment to the 2013 repurchase program and the Rule 10b5-1 trading plan became effective on December 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Executive Vice President and Chief Financial Officer

Date: December 12, 2018